EXHIBIT 6


THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AN DARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK
                   ------------------------------------------

         THIS AGREEMENT is made and entered into this 8 day of April 2003, by and between E-HOBBY NETWORK, INC., a Florida corporation (the "ISSUER"), and RENT GARD, INC., a Florida corporation and its shareholders.("RG).

         In consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, each of the parties hereto agrees as follows:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to the shareholders of RG, 60,000,000 shares of ISSUER's preferred stock, no par value, such that RG shall become a wholly-owned subsidiary of Issuer. In addition, Susan Parker shall transfer 18,000,000 of her shares of ISSUER to ISSUER, and ISSUER shall cancel all of such shares.

         2. REPRESENTATIONS AND WARRANTIES OF ISSUER. ISSUER represents and warrants to RG the following:

                  (a) ORGANIZATION. ISSUER is a corporation duly organized, validly existing,,and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the incorporators, directors, officers and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

                  (b) CAPITAL. The authorized capital stock of ISSUER (consists of 100,000,000 shares of common stock, no par value and 100,000,000 shares of preferred stock, no par value. Prior to the issuance of shares hereunder, and without giving effect to the cancellation of Susan Parker's shares, there are be 22,076,200 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. At closing, all such outstanding shares shall be fully paid and non-assessable, free of all liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Florida.

                  (c) OTC BULLETIN BOARD. The Company is a reporting company, and is current in all its filings with the Securities and Exchange Commission. The Company is currently listed for trading on the OTC Bulletin Board with the following trading symbol: EHBY.

                  (d) FINANCIAL STATEMENTS. The audited financial statements of the ISSUER as of December 31, 2002, and the related statements of income and retained earnings for the period then ended have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicates, and fairly present the financial position of ISSUER as of the date of the financial statements. Since the date of the financial statements, there has not been any material change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate had a materially adverse effect upon ISSUER or its financial condition.

                  (e) ABILITY TO CARRY OUT OBLIGATIONS. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may ber bound, not will any consents or authorizationa of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by the shareholders of RG.

                  (f) FULL DISCLOSURE. None of representations and warranties made by the ISSUER, or in any certificate of memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading under the circumstances by which it was made.

                  (g) CONTRACT AND LEASES. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

                  (h) COMPLIANCE WITH LAWS. To the best of its knowledge, ISSUER has substantially complied with, and is not in material violation of any federal, state, or local stature, law, rule and/or regulation.

                  (i) LITIGATION. ISSUER is not (and had not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending government investigation. To the best knowledge of ISSUER, there is no basis for anysuch action or proceeding and no such action or proceeding is threatened against ISSUER. ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                  (j) CONDUCT OF BUSINESS. Prior to the closing, ISSUER shall conduct its business in the normal courser, and shall not (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

                  (k) CORPORATE DOCUMENTS. Copies of each of the following documents of ISSUER, which are true complete and correct in all material respects, have been or will be delivered to RG at or prior to closing:

                           Articles of Incorporation;
                           Bylaws;
                           Minutes of Shareholders Meetings; and
                           Minutes of Directors Meetings.

                  (l) VALIDITY OF DOCUMENTS. All minutes, consents or other documents pertaining to ISSUER to be delivered at or prior to closing shall be valid and in accordance with the laws of the State of Florida.

                  (m) TITLE TO SHARES. The shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares and, except as provided in this Agreement, ISSUER is not a perty to any agreement which offers or grants to any person the right to purchase or acquire any securities of ISSUER. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the shares, impair, restrict or delay any voting rights with respect to the shares.

         3. REPRESENTATIONS AND WARRANTIES OF RG. RG represents and warrants to ISSUER the following:

                  (a) ORGANIZATION. RG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and had all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida.

                  (b) ABILITY TO ENTER INTO AGREEMENT AND CARRY OUT OBLIGATIONS. RG has the right, poser, and authority to enter into and perform its obligations under this Agreement.

         4. INVESTMENT INTENT. Each of the shareholders of RG is acquiring the shares of ISSUER to be issued pursuant to this Agreement for its or his own account for the purpose of investment and not with the expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the shares to be acquired by it or him hereunder.

         5. DOCUMENTS TO BE DELIVERED AT CLOSING.

                  (A) BY ISSUER:

                           (i) Board of Directors Minutes authorizing the
issuance of a certificate or certificates for the issuance of 60,000,000 preferred shares issued pursuant to this Agreement as follows:

                        Name                         Number of Preferred Shares

                        Leonard Napper                     1,200,000
                        Nicola Napper                      1,200,000
                        Canadian Intermediaries Limited    7,200,000
                        Charles Napper                     4,800,000
                        Hugh Forrest                       4,800,000
                        Tapawingo, LP                      1,600,000
                        Josie Boujos                       1,600,000
                        Sandhurst Holdings, Inc.           1,600,000
                        Judith Hamilton                   21,000,000
                        Anna Sordi                        15,000,000

                           (ii) The  resignation  of the  current  officers  and
directors of ISSUER.

                           (iii) A Board of Directors resolution  appointing the
following new officers and directors of ISSUER:

                           Charles Napper            Director
                           Judith Hamilton           Director/President
                           Hugh Forrest              Director/COO
                           Stephen Stonhill          Director/CEO
                           Anna Sordi                Director/Secretary

                           (iv) All of the  business  and  corporate  records of
ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                  (b) BY RG:

                           (i) Delivery to ISSUER or to its Transfer Agent, of
certificates representing 100% of the issued and outstanding common stock of RG.

         6. MISCELLANEOUS PROVISIONS.

                  (a) EXPENSES. Each party shall bear all the legal, accounting and other costs and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (b) FURTHER ASSURANCES. From and after the date of this Agreement, each of the parties shall cooperate with one another, shall do and perform such actions and things, and shall execute and deliver such documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

                  (c) GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florisa without regard to conflict or choice of law principles. Jurisdiction and venue for any action and/or proceeding relating to or arising out of this Agreement shall be brought solely in the federal and/or state courts located in Miami-Dade County, Florida. The prevailing party in any such action and/or proceeding shall be entitled to recover its reasonable attorney's fees and costs from the other party.

                  (d) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parites with respect to such subject matter. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

                  (e) BENEFITS: BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

                  (f) NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate not be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it may possess shall not operate not be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

                  (g) HEADINGS. The headings contained in this Agreement are fore reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

                  (h) COUNTERPARTS; TELECOPIER. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, and via telecopier, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement on the date first written above.


E-HOBBY NETWORK, INC.                          RENT GARD CORP.


By:                                             By: /s/ Anna Sordi
    --------------------------                      ------------------------
      Susan Parker, President                       Anna Sordi, President

                             SIGNATURE PAGE FOR THE
                         SHAREHOLDERS OF RENT GARD CORP.



                                                  /s/ [ILLEGIBLE]
         --------------------------                  --------------------------
         Charles Napper                          Canadian Intermediaries Limited



                                                  /s/ Hugh Forrest
         --------------------------               --------------------------
         Nicola Napper                            Hugh Forrest



         /s/                                     /s/ Josie Boujos
         --------------------------              ---------------------------
         Tapawingo, LP                           Josie Boujos



         /s/ [ILLEGIBLE]
         ---------------------------
         Sandhurst Holdings, Inc.



         /s/ Judith Hamilton                     /s/ Anna Sordi
         ---------------------------             ---------------------------
         Judith Hamilton                         Anna Sordi



         ---------------------------
         Leonard Napper

                             SIGNATURE PAGE FOR THE
                         SHAREHOLDERS OF RENT GARD CORP.



         /s/ Nicola Napper
         ---------------------------             -------------------------------
         Nicola Napper                           Canadian Intermediaries Limited



         /s/ Charles Napper
         ---------------------------             -------------------------------
         Charles Napper                          Hugh Forrest



         /s/ Leonard Napper
         ---------------------------             -------------------------------
         Leonard Napper                          Josie Boujos



         ---------------------------             -------------------------------
         Sandhurst Holdings, Inc.



         ---------------------------             -------------------------------
         Judith Hamilton                         Anna Sordi



         ---------------------------             -------------------------------
         Tapawingo, LP                           First Property Holdings Ltd.



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